                                                             Exhibit 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Money Market Funds, Inc., (the "registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: February 16, 2007

/s/ Vincent M. Marra
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    Vincent M. Marra
    President

/s/ Donna M. Handel
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    Donna M. Handel
    Treasurer